UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 11, 2007
____________________________

Blue Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

000-33297 (Commission File Number)		88-0450923 (IRS Employer Identification No.)
5804 E. Slauson Ave., Commerce, CA 90040 (Address of Principal Executive Offices and zip code)

(323) 725-5555
(Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2007, Blue Holdings, Inc. (the “Registrant”) entered into a Letter of Intent with William Adams, aka will.i.am, of the Black Eyed Peas, pursuant to which the parties will, within 30 days of the date of execution, enter into (i) a co-branding agreement for the creation of a collection of premium denim and denim-related apparel under the name “i.am Antik” or such other similar name upon which the parties shall agree, and (ii) a joint venture agreement pursuant to which the parties will design, develop, market, manufacture and distribute apparel products bearing the “I.Am” trademark subject to a license agreement. The term of each of the co-branding agreement and the joint venture agreement shall be for five years, with the first year commencing on the execution of the Letter of Intent and ending on the last day of February 2008, and each year thereafter commencing on March 1 and ending on the last day of February. Prior to their entry into the Letter of Intent, the parties had no material relationship with each other.

Under the terms of the Letter of Intent, in consideration of the design, marketing and promotional services rendered by Mr. Adams, the Registrant will issue to Mr. Adams as base compensation 175,000 shares of the Registrant’s common stock within 10 days of the execution of the Letter of Intent and 81,250 shares of the Registrant’s common stock on each anniversary of the effective date of the Letter of Intent for a period of 4 years, subject to the prior effectiveness of a registration statement on Form S-8 registering the issuance of the shares to Mr. Adams. Mr. Adams will also be entitled to receive up to an aggregate of 500,000 additional shares of the Registrant’s common stock upon achieving certain milestones based on net sales.

Mr. Adams is permitted to terminate the co-branding agreement and/or joint venture agreement in the event that the Registrant is delisted from the NASDAQ Capital Market, a final and binding legal determination is made by a body with appropriate jurisdiction that the Registrant has failed to comply with the rules and regulations promulgated by the Securities and Exchange Commission, or the joint venture’s failure to launch an “I.Am” collection within 12 months from the date of execution of the definitive joint venture agreement.

The Registrant issued a press release announcing its entry into the Letter of Intent. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable

(d)	Exhibits.

99.1	Press Release issued by the Registrant on May 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Blue Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Holdings, Inc.

Date: May 17, 2007	By:	/s/ Larry Jacobs
Larry Jacobs, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by the Registrant on May 15, 2007.